Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Wimi Hologram Cloud Inc. on Form F-1 of our report dated March 15, 2019, with respect to our audits of consolidated financial statements of Wimi Hologram Cloud Inc. and Subsidiaries as of and for the years then ended December 31, 2018 and 2017. We also consent to the reference to our Firm under the heading “Experts” in the prospectus.

/s/ Friedman LLP

New York, New York

July 24, 2019